Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 28, 2022)

Interpublic Announces First Quarter 2022 Results

• Reported net revenue of $2.23 billion, an increase of 9.8% from a year ago, with organic net revenue growth of 11.5%
• Net income was $159.4 million as reported
• Adjusted EBITA before restructuring charges was $273.6 million with 12.3% margin on net revenue
• Diluted EPS was $0.40 as reported and was $0.47 as adjusted
• Management highlights strong start to the year and updates expectations for full-year growth

Philippe Krakowsky, CEO of IPG:

“We are pleased to report a strong start to our year, with growth highlighted by increases across a broad range of geographies and client sectors. These results reflect the skill that our colleagues bring to their craft and the commitment they consistently demonstrate to our clients and in support of each other. A differentiator of our performance, in the quarter and over a period of many years, remains our ability to deliver marketing and media solutions that bring together award-winning creativity with best-in-class technology and data infrastructure. This combination is responsive to the evolving needs of modern marketers for more digital, precise, and data-informed thinking, as well as the kind of integrated programs that allow IPG to deliver higher-order business solutions.

"While macro uncertainty is still elevated as a result of geopolitical and public health issues, we recently refreshed our bottom-up outlook for the year with key clients and with our operating teams, and the tone of the business remains positive. As such, we are updating our outlook for the year, from the previously-announced expectation for 5% organic revenue growth in 2022 to approximately 6%, on this key metric. This would be an especially strong result, given that it compounds IPG’s outstanding multi-year growth stack. We are also re-iterating our expectation for adjusted EBITA margin of 16.6% for the full year.

“We will continue to stay close to and support our people and our clients, remain disciplined in managing our operations, and maintain the strength of our balance sheet. Given our great talent, a highly relevant strategy and portfolio of offerings, and our strong commitment to client partners, we are well-positioned to enhance opportunity and value for the full range of our stakeholders.”

Summary

Revenue
•First quarter 2022 net revenue of $2.23 billion increased by 9.8% compared to $2.03 billion in the first quarter of 2021. During the quarter, our organic net revenue increase was 11.5%, which was comprised of an organic net revenue increase of 12.2% in the U.S. and an increase of 10.2% internationally. First quarter 2022 total revenue, which
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

includes billable expenses, of $2.57 billion, increased by 13.8% compared to $2.26 billion in 2021.

Operating Results
•Operating income in the first quarter of 2022 was $245.7 million compared to $243.0 million in 2021. Adjusted EBITA before restructuring charges increased to $273.6 million in the first quarter of 2022, compared to adjusted EBITA before restructuring charges of $265.9 million for the same period in 2021. Adjusted EBITA before restructuring charges margin on net revenue decreased to 12.3%, compared to 13.1% in 2021.
•Net Restructuring charges were $6.6 million for the first quarter of 2022 compared to $1.3 million for the same period in 2021.
•Refer to reconciliations on page 8 for further detail.

Net Results
•Income tax provision in the first quarter of 2022 was $49.1 million on income before income taxes of $209.9 million.
•First quarter 2022 net income available to IPG common stockholders was $159.4 million, resulting in earnings of $0.40 per basic and diluted share compared to earnings of $0.23 per basic and diluted share for the same period in 2021. Adjusted earnings were $0.47 per diluted share, compared to adjusted earnings of $0.45 per diluted share a year ago. First quarter 2022 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.1 million, after-tax restructuring charges of $5.0 million and an after-tax loss of $6.4 million on the sales of businesses.
•Refer to reconciliations on pages 7 through 9 for further detail.

Operating Results

Revenue
Net revenue of $2.23 billion in the first quarter of 2022 increased 9.8% compared with the same period in 2021. During the quarter, the effect of foreign currency translation was negative 1.4%, the impact of net dispositions was negative 0.3%, and the resulting organic net revenue increase was 11.5%. Total revenue, which includes billable expenses, increased to $2.57 billion in the first quarter of 2022, compared to $2.26 billion in 2021.

Operating Expenses
For the first quarter of 2022, total operating expenses, excluding billable expenses, increased by 11.0%, compared to the net revenue increase of 9.8% from the same period a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, increased to 70.2% in the first quarter of 2022 from 68.7% in the same period in 2021. Salaries and related expenses increased 12.3% to $1.56 billion during the first quarter of 2022, compared to $1.39 billion for the same period in 2021. The increase in staff cost ratio as a percentage of net revenue in the first quarter was primarily driven by an increase in base salaries, benefits and payroll tax, which was driven by hiring to support strong revenue growth over the course of 2021 and in the first quarter of 2022.

Office and other direct expenses as a percentage of net revenue increased slightly to 14.5% during the first quarter of 2022, compared to 14.4% a year ago. In the first quarter of 2022, office and other direct expenses were $323.4 million, an increase of 10.4% compared to the same period in 2021. The change for the first quarter was mainly due to increases in travel and entertainment expenses, employee recruitment costs, client services costs, as well as increases in expenses related to company meetings and conferences, and new business development.

Selling, general and administrative expenses as a percentage of net revenue decreased to 0.9% during the first quarter of 2022, compared to 1.4% during the same period in 2021. During the first quarter of 2022, selling, general and administrative expenses were $19.3 million compared to $28.2 million for the same period in 2021. The change for the first quarter was primarily due to decreases in performance-based incentive compensation expense in SG&A and professional consulting fees.

Depreciation and amortization as a percentage of net revenue decreased to 3.0% during the first quarter of 2022, compared to 3.4% a year ago. During the first quarter of 2022, depreciation and amortization was $67.8 million, a decrease of 2.0% compared to the same period in 2021.

Restructuring charges in the first quarter of 2022 were $6.6 million, consisting of adjustments to the Company's restructuring actions taken during 2020. There were no new restructuring actions taken in the first quarter of 2022. Restructuring charges were $1.3 million for the three months ended March 31, 2021, which also consisted of adjustments to the 2020 program.

Non-Operating Results and Tax
Net interest expense decreased by $13.1 million to $29.6 million in the first quarter of 2022 from a year ago.

Other expense, net was $6.2 million in the first quarter of 2022, which primarily consisted of losses on the sales of certain small, non-strategic businesses.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

The income tax provision in the first quarter of 2022 was $49.1 million on income before income taxes of $209.9 million. This compares to an income tax provision of $23.8 million for the first quarter of 2021 on income before income taxes of $116.4 million.

Balance Sheet
At March 31, 2022, cash and cash equivalents totaled $2.40 billion, compared to $3.27 billion at December 31, 2021 and $2.02 billion on March 31, 2021. Total debt was $2.97 billion at March 31, 2022, compared to $2.96 billion at December 31, 2021.

Share Repurchase Program
During the first quarter of 2022, the Company repurchased 1.8 million shares of its common stock at an aggregate cost of $63.1 million and an average price of $35.21 per share, including fees.

Common Stock Dividend
During the first quarter of 2022, the Company declared and paid a common stock cash dividend of $0.290 per share, for a total of $118.3 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 7 to 9 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with net revenue of $9.11 billion in 2021.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the COVID-19 pandemic, including unanticipated developments like the emergence of new coronavirus variants or any shortfalls in vaccination efforts, and associated mitigation measures such as social distancing efforts and restrictions on businesses, social activities and travel on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
◦the impact on our operations of general or directed cybersecurity events; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-savings initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2022 AND 2021 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2022	2021	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,227.2	$2,027.7	9.8%
Billable Expenses	341.3	229.3	48.8%
Total Revenue	2,568.5	2,257.0	13.8%

Operating Expenses:
Salaries and Related Expenses	1,564.4	1,393.1	(12.3)%
Office and Other Direct Expenses	323.4	292.9	(10.4)%
Billable Expenses	341.3	229.3	(48.8)%
Cost of Services	2,229.1	1,915.3	(16.4)%
Selling, General and Administrative Expenses	19.3	28.2	31.6%
Depreciation and Amortization	67.8	69.2	2.0%
Restructuring Charges	6.6	1.3	>(100)%
Total Operating Expenses	2,322.8	2,014.0	(15.3)%
Operating Income	245.7	243.0	1.1%

Expenses and Other Income:
Interest Expense	(39.4)	(49.6)
Interest Income	9.8	6.9
Other Expense, Net	(6.2)	(83.9)
Total (Expenses) and Other Income	(35.8)	(126.6)

Income Before Income Taxes	209.9	116.4
Provision for Income Taxes	49.1	23.8
Income of Consolidated Companies	160.8	92.6
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.1	(0.2)
Net Income	160.9	92.4
Net Income Attributable to Non-controlling Interests	(1.5)	(0.7)
Net Income Available to IPG Common Stockholders	$159.4	$91.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.40	$0.23
Diluted	$0.40	$0.23

Weighted-Average Number of Common Shares Outstanding:
Basic	394.5	391.5
Diluted	398.4	396.0

Dividends Declared Per Common Share	$0.290	$0.270
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$245.7	$(21.3)	$(6.6)		$273.6

Total (Expenses) and Other Income[4]	(35.8)			$(6.4)	(29.4)
Income Before Income Taxes	209.9	(21.3)	(6.6)	(6.4)	244.2
Provision for Income Taxes	49.1	4.2	1.6	0.0	54.9
Equity in Net Income of Unconsolidated Affiliates	0.1				0.1
Net Income Attributable to Non-controlling Interests	(1.5)				(1.5)
Net Income Available to IPG Common Stockholders	$159.4	$(17.1)	$(5.0)	$(6.4)	$187.9

Weighted-Average Number of Common Shares Outstanding - Basic	394.5				394.5
Dilutive effect of stock options and restricted shares	3.9				3.9
Weighted-Average Number of Common Shares Outstanding - Diluted	398.4				398.4

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.40	$(0.04)	$(0.01)	$(0.02)	$0.48
Diluted	$0.40	$(0.04)	$(0.01)	$(0.02)	$0.47

[1] Restructuring charges of $6.6 in the first quarter of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 8.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2022	2021

Net Revenue	$2,227.2	$2,027.7

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$159.4	$91.7

Add Back:
Provision for Income Taxes	49.1	23.8
Subtract:
Total (Expenses) and Other Income	(35.8)	(126.6)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.1	(0.2)
Net Income Attributable to Non-controlling Interests	(1.5)	(0.7)
Operating Income	245.7	243.0

Add Back:
Amortization of Acquired Intangibles	21.3	21.6

Adjusted EBITA	$267.0	$264.6
Adjusted EBITA Margin on Net Revenue %	12.0%	13.0%

Restructuring Charges[1]	6.6	1.3

Adjusted EBITA before Restructuring Charges	$273.6	$265.9
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	12.3%	13.1%

[1] Restructuring charges of $6.6 and $1.3 in the first quarter of 2022 and 2021, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Loss on Early Extinguishment of Debt[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[4]	$243.0	$(21.6)	$(1.3)			$265.9

Total (Expenses) and Other Income[5]	(126.6)			$(12.5)	$(74.0)	(40.1)
Income Before Income Taxes	116.4	(21.6)	(1.3)	(12.5)	(74.0)	225.8
Provision for Income Taxes	23.8	4.2	0.3	0.7	$18.5	47.5
Equity in Net Loss of Unconsolidated Affiliates	(0.2)					(0.2)
Net Income Attributable to Non-controlling Interests	(0.7)					(0.7)
Net Income Available to IPG Common Stockholders	$91.7	$(17.4)	$(1.0)	$(11.8)	$(55.5)	$177.4

Weighted-Average Number of Common Shares Outstanding - Basic	391.5					391.5
Dilutive effect of stock options and restricted shares	4.5					4.5
Weighted-Average Number of Common Shares Outstanding - Diluted	396.0					396.0

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.23	$(0.04)	$(0.00)	$(0.03)	$(0.14)	$0.45
Diluted	$0.23	$(0.04)	$(0.00)	$(0.03)	$(0.14)	$0.45

[1] Restructuring charges of $1.3 in the first quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Consists of a loss related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.
[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 8.
[5] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[6] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax